As filed with the Securities and Exchange Commission on March 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STUBHUB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2082924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

175 Greenwich Street, 59th Floor

New York, New York 10007

(Address of principal executive offices, including zip code)

AMENDED AND RESTATED 2022 OMNIBUS INCENTIVE PLAN

2025 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Eric H. Baker

Founder and Chief Executive Officer

StubHub Holdings, Inc.

175 Greenwich Street, 59th Floor

New York, New York 10007

(888) 977-5364

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies to:

Michael Benjamin Tad J. Freese Alison A. Haggerty Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200	Connie James Chief Financial Officer Mark Streams Chief Legal Officer StubHub Holdings, Inc. 175 Greenwich Street, 59th Floor New York, New York 10007 (888) 977-5364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

StubHub Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) for the purpose of registering an aggregate of 24,941,852 shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), including (i) an additional 21,481,146 shares of Class A Common Stock issuable under the Registrant’s Amended and Restated 2022 Omnibus Incentive Plan and (ii) an additional 3,460,706 shares of Class A Common Stock issuable under the Registrant’s 2025 Employee Stock Purchase Plan, for which the Registrant’s Registration Statement on Form S-8 (File No. 333-290313) is effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior Registration Statement are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 4, 2026;

(b)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)

The description of the Registrant’s Class  A Common Stock set forth in its Registration Statement on Form 8-A (File No. 001-42846), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on September 12, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of a Current Report on Form 8-K be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

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Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-42846	3.1	September 18, 2025

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-42846	3.2	September 18, 2025

4.3	Specimen Stock Certificate of the Registrant evidencing the shares of Class A common stock	S-1	333-286000	4.2	March 21, 2025

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X

99.1	Amended and Restated 2022 Omnibus Incentive Plan	S-1/A	333-286000	10.13	September 8, 2025

99.2	Form of Stock Option Grant Notice and Agreement under Amended and Restated 2022 Omnibus Incentive Plan	S-1/A	333-286000	10.14	September 8, 2025

99.3	Form of Restricted Stock Unit Grant Notice and Agreement under Amended and Restated 2022 Omnibus Incentive Plan	S-8	333-290313	99.7	September 17, 2025

99.4	2025 Employee Stock Purchase Plan	S-1/A	333-286000	10.16	September 8, 2025

107.1	Calculation of Filing Fee Table					X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 5, 2026.

STUBHUB HOLDINGS, INC.

By:	/s/ Eric H. Baker
Name: Title:	Eric H. Baker Founder and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of StubHub Holdings, Inc., hereby severally constitute and appoint Eric H. Baker, Connie James and Mark Streams, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Eric H. Baker	Founder, Chairman and Chief Executive Officer (Principal Executive Officer)	March 5, 2026
Eric H. Baker

/s/ Connie James	Chief Financial Officer (Principal Financial Officer)	March 5, 2026
Connie James

/s/ Scott Fitzgerald	Principal Accounting Officer	March 5, 2026
Scott Fitzgerald

/s/ Mark Streams	Executive Vice Chairman, Chief Legal Officer and Director	March 5, 2026
Mark Streams

/s/ Sameer Bhargava	Director	March 5, 2026
Sameer Bhargava

/s/ Jeffrey Blackburn	Director	March 5, 2026
Jeffrey Blackburn

/s/ Rajini Sundar Kodialam	Director	March 5, 2026
Rajini Sundar Kodialam

/s/ Jeremy Levine	Director	March 5, 2026
Jeremy Levine

/s/ Thomas A. Patterson	Director	March 5, 2026
Thomas A. Patterson